Exhibit 10.3

EXECUTION VERSION

ADVOKATPARTNERSELSKAB

STRICTLY CONFIDENTIAL - LEGAL PRIVILEGE

AMENDMENT AGREEMENT

FINANCE CONTRACT DATED 6 AUGUST 2020; SERAPIS NO. 2019-0227; FI NO. 90935

Between The European Investment Bank

as Bank

and	Evaxion A/S

as Borrower

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	3

2	AMENDMENTS TO THE EXISTING FINANCE CONTRACT	4

3	PARTIAL PREPAYMENT OF TRANCHE A	5

4	REPRESENTATIONS AND WARRANTIES	5

5	RELIANCE ON INFORMATION	6

6	RESTRUCTURING FEE	6

7	FEES, COSTS AND EXPENSES	6

8	MISCELLANEOUS	6

9	LAW AND JURISDICTION	7

SCHEDULE 1 - CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		8

SIGNATURES		9

This amendment agreement (this "Agreement") is entered into on 11 July 2025 between:

(1)	The European Investment Bank as lender (the "Bank"); and

(2)	Evaxion A/S, a company incorporated under the laws of Denmark with CVR number 31 76 28 63, having its registered address at Dr Neergaards Vej 5F, DK-2970 Hørsholm, Denmark, as borrower (the "Borrower")

- the Lender and the Borrower are hereinafter collectively referred to as the "Parties" and separately as a "Party"

WHEREAS

(A)	the Parties are parties to a finance contract dated 6 August 2020 (as amended and restated, latest pursuant to amendment, consent and waiver letter dated 28 November 2024) (the "Existing Finance Contract");

(B)	the Parties have agreed to cancel an outstanding principal amount of EUR 3,500,000 of Tranche A upon the Bank receiving warrants in the Borrower on the terms set out in warrant terms and a debt settlement agreement each dated on or about the date hereof; and

(C)	the Parties have further agreed that an amount equal to 15 per cent. of the net proceeds of certain equity raises completed by the Borrower after the date hereof shall be applied in prepayment of the Loan,

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

1.1	Incorporation of defined terms. In this Agreement, unless the context otherwise indicates, capitalised terms used but not defined shall have the meaning given to them in the Existing Finance Contract.

1.2           Defined terms. In addition to the terms defined above, in this Agreement:

"Amended Finance Contract" means the Existing Finance Contract as amended pursuant to this Agreement.

"Amendment Documents" means this Agreement, the Debt Settlement Agreement, the Registration Rights Agreement and the Warrant Terms.

"Debt Settlement Agreement" means the debt settlement agreement dated on or about the date of this Agreement between the Borrower and the Bank.

"Effective Date" means the date on which the Bank confirms to the Borrower that it has received all of the documents and evidence listed in Schedule 1 (Conditions precedent to the Effective Date) in form and substance satisfactory to it.

"New Warrants" means 38,450,000 warrants issued to the Bank by the board of directors of the Borrower under the Warrant Terms.

"Restructuring Fee" has the meaning given to that term in Clause 6 (Restructuring Fee).

"Registration Rights Agreement" means the agreement dated on or about the date of this Agreement regarding the Bank's registration rights for the shares issued upon exercise of the New Warrants.

"Warrant Terms" means appendix 12 to the articles of association of the Borrower.

1.3	Construction. Article 1.1 (Interpretation) of the Existing Finance Contract shall apply mutatis mutandis to this Agreement as if set out in full herein.

1.4	Designation. The Bank and the Borrower designate this Agreement as a "Finance Document" for the purpose of (and as defined in) the Amended Finance Contract.

2	AMENDMENTS TO THE EXISTING FINANCE CONTRACT

2.1	Amendments. With effect as of the Effective Date, the Existing Finance Contract shall be amended as set out in Clauses 2.2 (Definitions) to 2.5 (Equity proceeds).

2.2	Definitions

(a)	Article 1.1 (Interpretation) of the Existing Finance Contract shall be amended by inserting the following new definitions:

""Debt Settlement Agreement" means the debt settlement agreement dated on or about 11 July 2025 between the Borrower and the Bank.

"Equity Raise" means the issuance, creation or sale of shares, subordinated or convertible bonds, warrants by, or any other instrument which has an economically equivalent effect to holding an equity or quasi-equity participation in, the Borrower, in each case other than through an Excluded Equity Raise.

"Excluded Equity Raise" means any public offering, registered direct or private placement based upon an F1 or F3 registration statement and any instrument subscribed by the Bank.

"Net Equity Proceeds" means, in respect of an Equity Raise, the gross proceeds of that Equity Raised received or receivable by the Borrower, less all costs, fees, expenses and Taxes paid or payable by the Borrower on or in respect of that Equity Raise and/or those gross proceeds.

"New Warrants" means 38,450,000 warrants issued by the board of directors of the Borrower pursuant to the Warrant Terms.

"Registration Rights Agreement" means the agreement dated on or about 11 July 2025 regarding the Bank's registration rights for the shares issued upon exercise of the New Warrants.

"Warrant Terms" means appendix 12 to the articles of association of the Borrower."

(b)	The definition of "Finance Documents" in Article 1.1 (Interpretation) of the Existing Finance Contract shall be replaced with the following:

""Finance Documents" means this Contract, any Guarantee Agreement, the Warrant Agreement, the Warrant Terms, the Registration Rights Agreement, the Fee Letter and any other document designated as a "Finance Document" by the Borrower and the Bank."

2.3	Warrants. Article 4.3 (Warrants) of the Existing Finance Contract shall be amended by inserting "and the New Warrants" after "Warrants".

2.4	Prepayment Fee. Article 5.3.6 (Prepayment Fee) of the Existing Finance Contract shall be amended as follows:

"5.3.6 Prepayment Fee

In the case of a Prepayment Event, other than pursuant to Article 5.3.8 (Net Equity Proceeds), in relation to a Tranche, the Borrower shall pay the relevant Prepayment Fee."

2.5	Equity proceeds. The following shall be inserted as a new Article 5.3.8 in the Existing Finance Contract:

"5.3.8 Net Equity Proceeds

The Borrower shall, no later than ten Business Days after the end of its second and fourth financial quarter, respectively, of each financial year (the first time no later than ten Business Days after the end of the second financial quarter of 2025), apply an amount equal to 15 per cent. of:

(a)	the amount of Net Equity Proceeds received or receivable by the Borrower during the preceding two financial quarters less

(b)	USD 1,000,000

in prepayment of the Loan (in part or in whole) together with accrued interest."

2.6	Further assurance. The Borrower shall, at the request of the Bank and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

2.7	No waiver. Nothing in this Agreement shall affect the rights of the Bank in respect of the occurrence of any Event of Default or breach (however described) or non-compliance in connection with the Finance Documents, including without limitation any Event of Default or breach (however described) or non-compliance in connection with the Finance Documents which has not been disclosed by the Borrower in writing prior to the date of this Letter or which arises on or after the date of this Letter.

2.8	Continuing obligations

(a)	The provisions of the Existing Finance Contract shall, save as amended by this Agreement, continue in full force and effect. This Agreement is not (and shall not be deemed to be) a consent, agreement, amendment or waiver in respect of any terms, provisions or conditions of the Finance Documents, except as expressly agreed herein. The Bank reserves any other right or remedy it may have now or subsequently obtain.

(b)	This Agreement does not entail a novation of, or have a novative effect on, the Existing Finance Contract.

3	PARTIAL PREPAYMENT OF TRANCHE A

Upon the occurrence of the Effective Date, EUR 3,500,000 of the Loan shall be deemed to have been prepaid by the Borrower.

4	REPRESENTATIONS AND WARRANTIES

4.1	Representations. The Borrower represents and warrants to the Bank on the date of this Agreement and on the Effective Date that:

(a)	all information provided to the Bank in connection with the Amendment Documents is true and accurate in all respects;

(b)	no event or circumstance has occurred or arisen, no information has been omitted and no information has been given or withheld that results in the information provided by the Borrower to the Bank in connection with the Amendment Documents being untrue or misleading;

(c)	no Material Adverse Change has occurred; and

(d)	no Event of Default or breach (however described) or non-compliance in connection with the Finance Documents has occurred.

4.2	Repetition of representations. With reference to the facts and circumstances then existing on:

(a)	the date of this Agreement; and

(b)	the Effective Date,

the Borrower makes the representations and warranties that are deemed repeated under and pursuant to Paragraph (b) of Article 7 (Borrower undertakings and representations) of the Existing Finance Contract as if each reference in those representations and warranties to "this Contract" included a reference to (i) the Amended Finance Contract, and (ii) this Agreement.

5	RELIANCE ON INFORMATION

The Borrower acknowledges and agrees that the Bank has entered into the Amendment Documents in reliance upon the information supplied to the Bank by the Borrower prior to the date hereof in relation to such matters being true, complete and accurate. It shall be without prejudice to any rights which the Bank may have at any time in relation to any other circumstance or matter other than as specifically referred to in this Agreement or in relation to any such information not being true, complete and accurate, which rights shall remain in full force and effect.

6	RESTRUCTURING FEE

The Borrower shall pay to the Bank a restructuring fee of EUR 50,000 at the time and in such manner as set out in an invoice issued by the Bank to the Borrower dated on or about the date hereof (the "Restructuring Fee").

7	FEES, COSTS AND EXPENSES

7.1	Costs and expenses. Without prejudice to the provisions of Article 8 (Charges and expenses) of the Existing Finance Contract, the Borrower shall pay to the Bank, within the period and to the bank account indicated by the Bank, any costs and expenses (including legal fees), charges, indemnities, losses or liabilities incurred by the Bank in connection with the Amendment Documents, as communicated to the Borrower by the Bank.

7.2	Administrative fee. No administrative fee shall become payable pursuant to Paragraph (b) of Article 5.4 (General) of the Existing Finance Contract in respect of the partial prepayment of Tranche A pursuant to Clause 3 (Partial Prepayment of Tranche A).

8	MISCELLANEOUS

The provisions of Articles 10.6 (Invalidity), 10.7 (Amendments), 10.8 (Counterparts) and 11.1 (Notices) of the Existing Finance Contract shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those Articles to "this Contract" were references to this Agreement.

9	LAW AND JURISDICTION

9.1           Governing law. This Agreement is governed by Danish law (excluding choice of law rules).

9.2	Jurisdiction. The courts of Denmark have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement).

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SCHEDULE 1 - CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

1	THE BORROWER

(a)	A copy of the articles of association of the Borrower.

(b)	A transcript from the Danish Business Authority (in Danish: Erhvervsstyrelsen) in respect of the Borrower dated not earlier than the date of this Agreement.

(c)	A copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Amendment Documents and resolving that it execute, deliver and perform the Amendment Documents;

(ii)	authorising a specified person or persons to execute the Amendment Documents on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Documents.

(d)	A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	AMENDMENT DOCUMENTS

(a)	This Agreement duly executed by the Parties.

(b)	The Debt Settlement Agreement duly executed by the Parties.

(c)	The Registration Rights Agreement duly executed by the Parties.

3	LEGAL OPINIONS

(a)	A legal opinion of Mazanti-Andersen Advokatpartnerselskab, legal advisers to the Borrower (capacity).

(b)	A legal opinion of Plesner Advokatpartnerselskab, legal advisers to the Bank, in respect of Danish law (enforceability).

4	OTHER DOCUMENTS AND EVIDENCE

(a)	Evidence of issuance and delivery of the New Warrants, including a copy of a resolution of the board of directors of the Borrower resolving the issue of the New Warrants to the Bank.

(b)	Evidence that the Restructuring Fee has been paid.

(c)	Any other authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or the validity and enforceability of this Agreement or any ancillary documents thereto.

SIGNATURES

THE BANK

The European Investment Bank

By	By

Name: Steve Wagner	Name: Sara de Maria

Title: Head of Division	Title: Head of Division

THE BORROWER

Evaxion A/S

By	/s/ Marianne Søgaard	By	/s/ Birgitte Rønø

Name: Marianne Søgaard		Name: Birgitte Rønø

Title: Chairman of the board of directors		Title: Chief Executive Officer